SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report	April 23, 2004
(Date of earliest event reported)	(April 23, 2004)

     HEARTLAND FINANCIAL, USA, INC.
      (Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100
(Registrant's telephone number, including area code)

Item 5. Other Information

On April 23, 2004, Heartland Financial USA, Inc., a Delaware corporation ("Heartland"), announced today that its Board of Directors has appointed current chief financial officer and executive vice president John K. Schmidt to the additional post of chief operating officer, effective immediately.

A copy of a press release dated April 23, 2004, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    None.

(b)  PRO FORMA FINANCIAL INFORMATION.

    None.

(c)  EXHIBITS

      99.1   Press release dated April 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Date: April 23, 2004	By:	/s/ John K. Schmidt

Executive Vice President and Chief Financial Officer